Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002     (18 U.S.C. Section 1350)

In connection with the Annual Report of Drucker Inc., a Delaware corporation (the “Company”), on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Robert Smiley, Acting Chief Executive Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 By:         /s/ Robert Smiley

 Name:           Robert Smiley

 Title:     Acting Chief Executive Officer

 Date:     February 25, 2009

[A signed original of this written statement required by Section 906 has been provided to Drucker Inc. and will be retained by Drucker Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]